UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 18, 2006 (April 13, 2006)
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois		60631

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement.
     On April 13, 2006, Bally Total Fitness Holding Corporation (the “Company”) entered into an interim executive services agreement with Tatum, LLC (“Tatum”), pursuant to which Ronald G. Eidell, a partner of Tatum, LLC, was engaged as Senior Vice President, Finance of the Company (the “Services Agreement”). Mr. Eidell will serve as chief financial officer and assume responsibility for all financial and accounting functions at the Company.
     The Services Agreement provides that Mr. Eidell will devote efforts to the Company in a manner that is customary for senior executives of the Company, for a salary of $38,400 per month (“Salary”). In addition, under the Services Agreement the Company will pay Tatum a fee of $9,600 per month (“Fees”). The Company may terminate the Services Agreement on 30 days’ prior written notice, or immediately for cause (as defined). Tatum may terminate the Services Agreement on 60 days’ prior written notice. In the event that the Company elects to terminate the Services Agreement prior to the ninetieth day from the first date of employment, it must pay an early termination fee such that the sum of the termination fee and the total Salary and Fees paid shall equal $2,700 per day worked. However, the Company has the right to terminate the Services Agreement immediately within the first thirty days of employment with no early termination fee. The Company has no obligation to provide Mr. Eidell with any health or medical benefits, stock or bonus payments or any other benefits, other than coverage under the Company’s existing directors’ and officers’ insurance policies.
     The foregoing summary of certain provisions of the Services Agreement is qualified in its entirety by reference to the text of the Services Agreement which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing Mr. Eidell’s appointment is attached to this Current Report as Exhibit 99.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On April 13, 2006, Carl J. Landeck ceased serving as Chief Financial Officer of the Company.
(c) On April 13, 2006, David S. Reynolds, Vice President and Controller of the Company, was appointed principal financial officer and principal accounting officer. Mr. Reynolds has served as the Company’s Controller since February 8, 2005 and has no other relationship with any member of management or the Board of Directors of the Company. Prior to joining the Company, Mr. Reynolds was Senior Vice President and Controller of Comdisco, Inc.
     The Company anticipates that Mr. Eidell will assume responsibility for signing the Company’s SEC filings after the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2006.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1 Interim Executive Services Agreement dated as of April 12, 2006 between Tatum, LLC and the Company.
99.1 Press Release dated April 17, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant

Dated: April 18, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel